Exhibit 99.1
ASGN Incorporated Reports First Quarter 2025 Results
Finalized Acquisition of TopBloc and Installed New President

April 23, 2025

RICHMOND, VA.— (BUSINESS WIRE) -- ASGN Incorporated (NYSE: ASGN), a leading provider of IT services and solutions to the commercial and government sectors, reported financial results for the quarter ended March 31, 2025.

Highlights
•Revenues were $1.0 billion
•Net income was $20.9 million
•Adjusted EBITDA (a non-GAAP measure) was $93.6 million (9.7 percent of revenues)
•Repurchased 0.6 million shares of the Company's common stock for $50.4 million
•Appointed Shiv Iyer as the President of ASGN
•Completed the acquisition of TopBloc, LLC, a leading, high growth, tech-enabled Workday consultancy

IT Consulting Revenues - Approximately 61 percent of total revenues
•Commercial Segment - New bookings for the trailing-twelve-month period ("TTM") were $1.3 billion; book-to-bill ratio was 1.1 to 1
•Federal Government Segment - New contract awards for the TTM were $1.5 billion; book-to-bill ratio was 1.2 to 1

Management Commentary

“ASGN entered the first quarter of 2025 with a continued focus on supporting our clients’ long-term IT roadmaps. Despite macro uncertainty, our revenues and adjusted EBITDA results were in line with our guidance expectations," said ASGN’s Chief Executive Officer, Ted Hanson. “We continue to deliver solutions that cater to our clients' IT modernization, efficiency, and cost containment requirements, leading to strong bookings and a book to bill over 1.1 times for both our Commercial and Government Segments on a trailing-twelve months basis. Our IT consulting revenues also grew, reaching approximately 61 percent of total revenues for the first quarter, up from 57 percent in the prior-year period.”

Hanson continued, “Although we began the year with a renewed sense of business optimism, this improvement in client confidence faded as the quarter progressed, with clients remaining cautious about increasing their IT spending. Nonetheless, ASGN’s unique business model demonstrates resilience across economic cycles, primarily due to our business stabilizers that support our gross margin, along with our variable cost structure, which aids in safeguarding our operating leverage. Further, our business model also provides flexible onshore and nearshore teams that help reduce our clients' costs while still maintaining our commitment to providing high-value IT services. Market conditions remain volatile, but we are confident that by nurturing our longstanding client relationships, expanding our technology partnerships, and enhancing our solutions capabilities organically and through strategic acquisitions, we will position ASGN favorably for the future.”

First Quarter 2025 Financial Results - Summary

	Three Months Ended
	March 31,		December 31,
(In millions, except per share data)	2025	2024	2024
Revenues
Commercial Segment	$672.2	$731.5	$692.7
Federal Government Segment	296.1	317.5	292.3
	968.3	1,049.0	985.0

Gross Margin
Commercial Segment	32.4%	32.0%	32.6%
Federal Government Segment	19.5%	19.7%	20.5%
Consolidated	28.4%	28.2%	29.0%

Net income	$20.9	$38.1	$42.4
Earnings per diluted share	$0.48	$0.81	$0.95

Non-GAAP Financial Measures
Adjusted Net Income	$40.4	$54.6	$57.1
Adjusted Net Income per diluted share	$0.92	$1.16	$1.28
Adjusted EBITDA	$93.6	$108.3	$109.7
Adjusted EBITDA margin	9.7%	10.3%	11.1%

__________
Definitions of non-GAAP measures and reconciliation to GAAP measurements are included in the tables that accompany this release.

Consolidated revenues for the quarter were $968.3 million, compared with $1.05 billion in the first quarter of 2024. From an industry perspective, the Company operates in six broad industry verticals. Commercial Segment revenues (69 percent of total revenues) totaled $672.2 million, compared with $731.5 million in the first quarter of 2024. Commercial Segment revenues are categorized into five verticals: (i) Consumer and Industrial, (ii) Financial Services, (iii) Technology, Media and Telecom ("TMT"), (iv) Healthcare, and (v) Business Services. The Consumer and Industrial vertical was up mid-single digits and the remaining four verticals declined. Federal Government Segment revenues (31 percent of total revenues), the sixth industry vertical, were $296.1 million, compared with $317.5 million in the prior-year period.

Total IT consulting revenues were $586.2 million (61 percent of total revenues), compared with $594.5 million (56.7 percent of total revenues) in the first quarter of 2024. Commercial Segment consulting revenues were $290.1 million, up 4.7 percent year-over-year. Federal Government Segment revenues, which are all IT consulting revenues, were $296.1 million, as stated above. Assignment revenues totaled $382.1 million (39 percent of total revenues), compared with $454.5 million in the prior-year period, and reflected continued softness in the portions of the Commercial Segment business that are more sensitive to changes in macroeconomic cycles.

Gross margin for the first quarter of 2025 was 28.4 percent, an expansion of 20 basis points from the first quarter of 2024. Gross margin for the Commercial Segment was up 40 basis points, reflecting a higher mix of consulting revenues as well as margin expansion in these revenues. Gross margin for the Federal Government Segment was down 20 basis points.

Selling, general, and administrative (“SG&A”) expenses were $214.5 million, compared with $210.2 million in the first quarter of 2024. SG&A expenses included a $4.4 million write-off of previously capitalized costs related to software enhancements that will no longer be placed into service, and $3.3 million in acquisition, integration, and strategic planning expenses, both of which were not included in the Company's previously announced guidance estimates.

Net income was $20.9 million ($0.48 per diluted share), compared with $38.1 million ($0.81 per diluted share) in the first quarter of 2024.

Adjusted EBITDA (a non-GAAP measure) was $93.6 million, or 9.7 percent of revenues ("Adjusted EBITDA margin," a non-GAAP measure), compared with $108.3 million or 10.3 percent of revenues in the first quarter of 2024.

Capital Resources and Capital Allocation

At March 31, 2025, the Company had:
•Cash and cash equivalents of $107.0 million
•Availability of approximately $250.0 million under the Company's $500.0 million Senior Secured Revolving Credit Facility (due 2028)
•Senior Secured Debt of $492.5 million (term loan B facility due 2030)
•Senior unsecured notes totaling $550.0 million at 4.625 percent (due 2028)

In the first quarter of 2025 the Company purchased TopBloc for $340.0 million consisting of 90 percent cash and 10 percent equity. The Company’s borrowings in the quarter under the Revolver related to the acquisition. In addition, the Company repurchased 0.6 million shares of its common stock for $50.4 million at an average price of $78.44 per share. Approximately $478.6 million remained available at quarter end for repurchases under the Company's stock repurchase plan.

Second Quarter 2025 Financial Estimates

The Company's financial estimates for the second quarter of 2025, which are set forth below, are based on current market conditions and assume no further deterioration in the markets ASGN serves. These estimates do not include any acquisition, integration, or strategic planning expenses. In addition, given the overall macroeconomic uncertainty, the Company is widening its revenue range for the quarter. Reconciliations of estimated net income to the estimated non-GAAP financial measures are included in the tables that accompany this release.

(In millions, except per share data)	Low	High
Revenues	$985.0	$1,015.0
SG&A expenses(1)	209.8	214.2
Amortization of intangible assets	16.9	16.9
Net income	29.3	34.3

Earnings per diluted share	$0.66	$0.78
Gross margin	29.0%	29.3%
Effective tax rate(2)	28.0%	28.0%

Non-GAAP Financial Measures:
Adjusted EBITDA	$101.0	$108.0
Adjusted Net Income(3)	$45.5	$50.5
Adjusted Net Income per diluted share(3)	$1.03	$1.14
Adjusted EBITDA margin	10.3%	10.6%
___________
(1) Includes non-cash expenses totaling $24.8 million, comprised of: (i) $14.0 million of stock-based compensation, (ii) $8.2 million of depreciation, and (iii) $2.6 million of amortization related to capitalized cloud-based application implementation costs.
(2) Estimated effective tax rate before any excess tax benefits or shortfall related to stock-based compensation.
(3) Does not include the “Cash Tax Savings on Indefinite-lived Intangible Assets.” These savings total $9.6 million each quarter, or $0.22 per diluted share, and represent the benefit of the tax deduction that ASGN receives from the amortization of goodwill and trademarks.

The financial estimates above are based on an estimate of “Billable Days,” which are Business Days (calendar days for the period less weekends and holidays) adjusted for other factors, such as the day of the week a holiday occurs, additional time taken off around holidays, year-end client furloughs, and inclement weather. There are 63.25 Billable Days in the second quarter of 2025, which is 0.25 days fewer than the year ago period, and 1.25 more days than the first quarter of 2025.

Conference Call

The Company will hold a conference call today at 4:30 p.m. ET to review its financial results for the first quarter of 2025 and to provide second quarter 2025 estimates. The dial-in number is 877-407-0792 (+1-201-689-8263 outside the United States), and the conference ID number is 13752003. Participants should dial in ten minutes before the call. The prepared remarks, supplemental materials and webcast for this call can be accessed at www.asgn.com.

A replay of the conference call will be available beginning today at 7:30 p.m. ET until May 7, 2025. The access number for the replay is 844-512-2921 (+1-412-317-6671 outside the United States for callers outside the United States) and the conference ID number is 13752003.

About ASGN Incorporated

ASGN Incorporated (NYSE: ASGN) is a leading provider of IT services and solutions to the commercial and government sectors. ASGN helps corporate enterprises and government organizations develop, implement, and operate critical IT and business solutions through its integrated offerings. For more information, please visit asgn.com.

Safe Harbor

Certain statements made in this news release are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and involve a high degree of risk and uncertainty. Forward-looking statements include statements regarding our anticipated financial and operating performance.

All statements in this news release, other than those setting forth strictly historical information, are forward-looking statements. Forward-looking statements are not guarantees of future performance and actual results might differ materially. In particular, we make no assurances that the proposed revenue, expense, and profit estimates outlined above will be achieved. Additional examples of forward-looking statements in this press release include, without limitation, statements regarding our ability to attract, train, and retain qualified internal employees, the availability of qualified billable professionals, management of our growth, continued performance and improvement of our enterprise-wide information systems, our ability to successfully adapt to, integrate, and leverage new and developing technologies, including generative artificial intelligence, our ability to manage our litigation matters, the successful integration of acquisitions, and other risks detailed from time-to-time in our reports filed with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2024 as filed with the SEC on February 24, 2025. We specifically disclaim any intention or duty to update any forward-looking statements contained in this news release.

CONSOLIDATED SELECTED FINANCIAL DATA (Unaudited)
(In millions, except per share data)

	Three Months Ended
	March 31,		December 31,
	2025	2024	2024
Results of Operations:
Revenues	$968.3	$1,049.0	$985.0
Costs of services	692.9	752.8	699.0
Gross profit	275.4	296.2	286.0
Selling, general, and administrative expenses	214.5	210.2	197.9
Amortization of intangible assets	14.3	15.1	13.9
Operating income	46.6	70.9	74.2
Interest expense	(15.4)	(17.6)	(14.9)
Income before income taxes	31.2	53.3	59.3
Provision for income taxes	10.3	15.2	16.9
Net income	$20.9	$38.1	$42.4

Earnings per share:
Basic	$0.48	$0.82	$0.96
Diluted	$0.48	$0.81	$0.95

Number of shares and share equivalents used to calculate earnings per share:
Basic	43.7	46.5	44.1
Diluted	44.0	46.9	44.5

CONSOLIDATED SELECTED FINANCIAL DATA (Continued) (Unaudited)
(In millions)

	Three Months Ended
	March 31,		December 31,
	2025	2024	2024
Summary Statements of Cash Flow Data:
Cash provided by operating activities	$16.8	$73.3	$100.2
Cash used in investing activities	(316.3)	(10.8)	(11.3)
Cash provided by (used in) financing activities	201.2	(80.0)	(49.6)

Reconciliation of GAAP to Non-GAAP Measure:
Cash provided by operating activities	$16.8	$73.3	$100.2
Capital expenditures	(10.2)	(10.8)	(11.3)
Free Cash Flow (non-GAAP measure)	$6.6	$62.5	$88.9

	March 31,	December 31,
	2025	2024
Summary Balance Sheet Data:
Cash and cash equivalents	$107.0	$205.2
Working capital	508.1	550.6
Goodwill and intangible assets, net	2,643.9	2,332.9
Total assets	3,698.4	3,429.0
Long-term debt	1,282.6	1,033.5
Total liabilities	1,905.1	1,652.3
Total stockholders’ equity	1,793.3	1,776.7

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES (Unaudited)
(In millions, except per share data)

	March 31,		December 31,
	2025	2024	2024
Net income	$20.9	$38.1	42.4
Interest expense	15.4	17.6	14.9
Provision for income taxes	10.3	15.2	16.9
Depreciation and other amortization(1)	11.2	9.4	10.0
Amortization of intangible assets	14.3	15.1	13.9
EBITDA (non-GAAP measure)	72.1	95.4	98.1
Stock-based compensation	13.8	11.7	9.7
Acquisition, integration, and strategic planning expenses	3.3	1.2	1.9
Software costs write-off(2)	4.4	—	—
Adjusted EBITDA (non-GAAP measure)	$93.6	$108.3	$109.7

	Three Months Ended
	March 31,		December 31,
	2025	2024	2024
Net income	$20.9	$38.1	$42.4
Acquisition, integration, and strategic planning expenses	3.3	1.2	1.9
Software costs write-off(2)	4.4	—	—
Credit facility amendment expenses	—	1.5	—
Tax effect on adjustments	(1.9)	(0.7)	(0.5)
Non-GAAP net income	26.7	40.1	43.8
Amortization of intangible assets	14.3	15.1	13.9
Other	(0.6)	(0.6)	(0.6)
Adjusted Net Income (non-GAAP measure)(3)	$40.4	$54.6	$57.1

Per diluted share:
Net income	$0.48	$0.81	$0.95
Adjustments	0.44	0.35	0.33
Adjusted Net Income (non-GAAP measure)(3)	$0.92	$1.16	$1.28

Common shares and share equivalents (diluted)	44.0	46.9	44.5
_________
(1) The three months ended March 31, 2025, include $2.5 million of amortization related to capitalized cloud-based application implementation costs included in SG&A expenses.
(2) Write-off of previously capitalized costs related to software enhancements that will no longer be placed into service.
(3)    Does not include the “Cash Tax Savings on Indefinite-lived Intangible Assets,” which currently total approximately $8.9 million per quarter (approximately $0.20 per diluted share) and represent the benefit of the tax deduction for amortization of goodwill and trademarks.

FINANCIAL ESTIMATES FOR THE SECOND QUARTER OF 2025
RECONCILIATIONS OF ESTIMATED GAAP TO NON-GAAP MEASURES
(In millions, except per share data)

	Low	High
Net income(1)	$29.3	$34.3
Interest expense	18.5	18.5
Provision for income taxes	11.4	13.4
Depreciation and other amortization(2)	10.9	10.9
Amortization of intangible assets	16.9	16.9
EBITDA (non-GAAP measure)	87.0	94.0
Stock-based compensation	14.0	14.0
Adjusted EBITDA (non-GAAP measure)	$101.0	$108.0

	Low	High
Net income(1)	$29.3	$34.3
Amortization of intangible assets	16.9	16.9
Other	(0.7)	(0.7)
Adjusted Net Income (non-GAAP measure)(3)	$45.5	$50.5

Per diluted share:
Net income	$0.66	$0.78
Adjustments	0.37	0.36
Adjusted Net Income (non-GAAP measure)(3)	$1.03	$1.14
_______
(1)Does not include acquisition, integration, and strategic planning expenses, or excess tax benefits or shortfall related to stock-based compensation.
(2)Comprised of (i) $8.2 million of depreciation included in SG&A expenses, (ii) $2.6 million of amortization related to capitalized cloud-based application implementation costs included in SG&A expenses, and (iii) $0.1 million of depreciation included in costs of services.
(3)Does not include the "Cash Tax Savings on Indefinite-lived Intangible Assets". These savings total $9.6 million per quarter ($0.22 per diluted share) and represent the benefit of the tax deduction for amortization of goodwill and trademarks.

Non-GAAP Financial Measures

Statements in this release include financial information presented in accordance with accounting principles generally accepted in the United States ("GAAP") and also include non-GAAP financial measures that are provided as additional information to enhance the overall understanding of the Company's current financial performance and not as an alternative to the consolidated interim financial statements presented in accordance with GAAP. Management uses these non-GAAP measures (earnings before interest, taxes, depreciation, and amortization ("EBITDA"), Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted Net Income per diluted share, Free Cash Flow, and Revenues on a same Billable Days basis) to evaluate the Company's financial performance. These terms might not be calculated in the same manner as, and thus might not be comparable to, similarly titled measures reported by other companies. The financial information tables that accompany this press release include reconciliations of net income to non-GAAP financial measures.

EBITDA, Adjusted EBITDA, and Adjusted EBITDA margin provide a measure of the Company's operating results in a manner that is focused on the performance of the Company's core business on an ongoing basis, by removing the effects of non-operating and certain non-cash expenses. These non-operating and non-cash items are specifically identified in the reconciliations of GAAP measures to Non-GAAP measures that accompany this release.

Adjusted Net Income provides a method for assessing the Company's operating results in a manner that is focused on the performance of the Company's core business on an ongoing basis by removing the effects of non-operating and certain non-cash expenses on a net of tax basis. The metric is not adjusted by the benefit of the tax deduction associated with the amortization of acquired definite-lived intangible assets as these cash tax savings appropriately reflect the performance of the Company's acquisitions.

Free Cash Flow provides useful information to investors about the amount of cash generated by the business that can be used for strategic opportunities and is computed as presented in the tables that accompany this release.

Commercial consulting bookings are defined as the value of new contracts entered into during a specified period, including adjustments for the effects of changes in contract scope and contract terminations. The book-to-bill ratio for the Commercial consulting business is the ratio of bookings to revenues for a specified period.

Federal Government Segment new contract awards are defined as the estimated amount of future revenues to be recognized under contracts awarded during a specified period, including adjustments to estimates for contracts awarded in previous periods. The book-to-bill ratio for the Federal Government Segment is the ratio of New Contract Awards to revenues for a specified period. There is no assurance our new contract awards will result in future revenues.

Revenues calculated on a Same Billable Days basis provide more comparable information by removing the effect of differences in the number of billable days on a year-over-year basis. Revenues on a Same Billable Days basis are adjusted for the following items: differences in billable days during the period by taking the current-period average revenue per billable day, multiplied by the number of billable days from the same period in the prior year; Billable Days are business days (calendar days for the period less weekends and holidays) adjusted for other factors, such as the day of the week a holiday occurs, additional time taken off around holidays, year-end client furloughs, and inclement weather.

Contact:

Kimberly Esterkin
Vice President, Investor Relations
kimberly.esterkin@asgn.com